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                                                           Exhibit 10.19(b)


                         ESCROW AND SECURITY AGREEMENT


               ESCROW AND SECURITY AGREEMENT, dated as of December 28, 1993, by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Employer"), Ian M. Cumming ("Executive") and Weil, Gotshal and Manges (a partnership including professional corporations) ("Escrow Agent").


                              W I T N E S S E T H:


               WHEREAS, pursuant to an agreement made as of the 12th day of March 1984 between Employer's subsidiary, Leucadia, Inc. ("LI") and Executive (the "Employment Agreement"), Executive is employed as Chairman and Chief Executive Officer of Employer; and

               WHEREAS, pursuant to the terms of the Employment Agreement, Executive serves as Chairman and Chief Executive Officer to such of Employer's subsidiaries and affiliates as Employer may designate, including LI; and

               WHEREAS, the Employment Agreement expires June 30, 1994; and

               WHEREAS, Employer and Executive have agreed to enter into a new employment agreement expiring June 30, 2003; and

               WHEREAS, in 1992, in anticipation of changes to the tax laws, LI and Executive entered into certain agreements (collectively, the "1992 Agreements") the effect of which was to accelerate the taxation and deductibility of bonus payments otherwise expected to be paid by Employer or LI to Executive within the five years period commencing January 1, 1993; and

               WHEREAS, federal tax law changes, in fact, have been implemented which will increase the cost of compensation to both Employer and its employees beginning in 1994; and

               WHEREAS, to address these developments, Employer and Executive have entered into an Agreement dated December 28, 1993 providing for the establishment of an executive compensation arrangement for the benefit of Executive, a copy of which is attached hereto as Exhibit A (the "Compensation Agreement"); and

























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               WHEREAS, the Compensation Agreement provides for the deposit by Employer of $4.0 million (the "Fund Amount") into an escrow account (the "Escrow Account") and the release of such funds in accordance with the provision of Section 4 hereof; and

               WHEREAS, contemporaneously herewith Employer and Joseph S. Steinberg (Mr. Steinberg, together with Executive, collectively, the "Executives") have entered into an agreement identical to the Compensation Agreement; and

               WHEREAS, the Escrow Agent is willing to serve as Escrow Agent and hold the Fund Amount, plus any interest earned thereon (the "Escrowed Property") in accordance with and subject to the terms and conditions hereof.

               NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

               1. Employer and Executive hereby consent to the appointment of and hereby appoint Weil, Gotshal & Manges as Escrow Agent, to serve as escrow agent in accordance with the terms and conditions herein set forth, and Escrow Agent hereby accepts such appointment.

               2.   Security Interest.  The parties hereto agree that the
                    -----------------
     Fund Amount is intended to secure any and all liabilities of Employer to Executive under the Compensation Agreement. Employer hereby grants to Employee an irrevocable security interest in the Fund Amount and the parties hereto agree that the Fund Amount (i) shall be received and held by Escrow Agent for the benefit of Employee and to protect the interest of Employee in the Fund Amount, and (ii) shall be disbursed by Escrow Agent in accordance with the terms hereof.

               3. The Fund Amount shall be deposited with Escrow Agent as follows:

               (a) On the date hereof, Employer shall deliver to Escrow Agent the Fund Amount. Escrow Agent shall not be liable or responsible for the collection of the proceeds of any check payable or endorsed to Escrow Agent hereunder.

               (b) Escrow Agent shall, in accordance with direction provided by the Chief Financial Officer of the Employer, deposit the Fund Amount in certificates of deposit or interest bearing accounts of any bank or trust company, incorporated under the
























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     laws of the United States of America or any state, which has combined capital and surplus of not less than $100,000,000.

               (c) All interest earned on the Fund Amount ("Interest") shall be the property of the Employer and shall not be added to or become part of the Escrow Amount (as defined). All Interest shall be paid by the Escrow Agent, on a current basis, to Employer without the need for any further action on the part of Employer.

               (d) The Fund Amount, as such may from time to time be decreased by the release of monies from the Fund Amount pursuant to the terms hereof, shall constitute the "Escrow Amount."

               4. The Escrow Amount shall be released by the Escrow Agent as follows:

               (a) Upon receipt by the Escrow Agent of Disbursing Instructions in the form attached as Annex A hereto executed by both Executive and Employer (as evidenced by the signature of a majority of the members of Employer's Compensation Committee), Escrow Agent shall release to Executive so much of the Escrow Amount as indicated in the Disbursing Instructions; and

               (b) Upon receipt by the Escrow Agent of Disbursing Instructions in the form attached as Annex B hereto executed by both Executive and Employer (as evidenced by the signature of a majority of the members of Employer's Compensation Committee), Escrow Agent shall release to Employer so much of the Escrow Amount as indicated in the Disbursing Instructions

               5.  Any notice or certificate given to Escrow Agent under
     Section 4 shall be by hand or overnight delivery to the parties at the addresses set forth in Section 16 of this Agreement. In the event of any dispute, Escrow Agent shall retain the Escrow Amount until the dispute is resolved by the final order or judgment of a court having jurisdiction with respect thereto. Reasonable fees and costs of the other party or parties shall be advanced by the party giving notice of a dispute, and shall be borne by the party or parties not prevailing in the action.

               6. Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of
























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     such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

               7. The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document in connection herewith, including, without limitation, the agreements referred to in the preamble to this Agreement, and shall be required to act in respect of the Fund Amount and the Escrow Property only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence of Escrow Agent.

               8. Escrow Agent may consult with counsel of its choice, which may include attorneys in the firm of Weil, Gotshal & Manges, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

               9. Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.

               10. Escrow Agent shall have no tax reporting duties with respect to the Fund Amount, the Escrow Amount, the Escrowed Property or income thereon, such duties being the responsibility of the party or parties which receive, or have the right to receive, any taxable income hereunder. Notwithstanding the foregoing, Escrow Agent has the authority to comply with the provisions of Section 468B(g) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. Such authority shall include, without limita-tion, (i) the filing of tax returns (including information returns) with respect to the Fund Amount, the Escrow Amount, the Escrowed Property or income thereon, (ii) the payment of any tax, interest or penalties imposed thereon, (iii) the withholding of any amounts which are required to be withheld and (iv) the payment over of such withheld amounts to the appropriate taxing authority. The



























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     parties to this Agreement, other than Escrow Agent, shall provide
     Escrow Agent with all information necessary to enable Escrow Agent to comply with the foregoing. Escrow Agent may withdraw from the Fund Amount or the Escrow Amount amounts necessary to pay all applicable income or withholding taxes (plus interest and penalties thereon) that are required to be paid. The parties hereto acknowledge that the Fund Amount and the Escrow Amount, excluding any Interest thereon, shall be the Executive's property unless and until disbursed to Employer pursuant to Section 4(b) hereof.

               11. Escrow Agent is acting as a stakeholder only with respect to the Escrowed Property. If any dispute arises as to whether Escrow Agent is obligated to deliver the Escrowed Property or as to whom the Escrowed Property is to be delivered or the amount thereof, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Escrowed Property until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Property, directing the disposition of the Escrowed Property, or in the absence of such authorization, Escrow Agent may hold the Escrowed Property until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property. Escrow Agent may require, as a condition to the disposition of the Escrowed Property pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or proceedings for such determination are not commenced within 30 days after receipt by Escrow Agent of notice of any such dispute and diligently continued, or if Escrow Agent is uncertain as to which party or parties are entitled to the Escrowed Property, Escrow Agent may either (i) hold the Escrowed Property until receipt of (A) such written instructions and indemnification or (B) a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Property, or (ii) deposit the Escrowed Property in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.

               12. Employer and Executive, jointly and severally, agree to reimburse Escrow Agent on demand for, and to indemnify and hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, taxes, attorneys' fees and costs) that Escrow Agent


























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     may suffer or incur in connection with the entering into of this
     Agreement and performance of its obligations under this Agreement or otherwise in connection therewith, except to the extent such loss, liability, damage or expense arises from the willful misconduct of Escrow Agent. Escrow Agent, after not less than ten days prior written notice to the other parties hereto, shall have the right at any time and from time from time to charge, and reimburse itself from, the Escrowed Property for all amounts to which it is entitled pursuant this Agreement.

               13. Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Property to either (i) any successor escrow agent designated by all the parties hereto (other than Escrow Agent) in writing, or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Escrowed Property as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

               14. Escrow Agent shall have the right to represent any party hereto in any dispute between the parties hereto with respect to the Escrowed Property or otherwise.

               15. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or the escrow contemplated hereby.

               16. Except as specifically provided otherwise herein, any notice authorized or required to be given to a party hereto pursuant to this Agreement shall be deemed to have been given when hand-delivered, or when mailed by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses:

               If to Employer, to:

                    Leucadia National Corporation
                    315 Park Avenue South
                    New York, New York
                    Attention:  Chairman, Compensation Committee

               If to Executive, to:




























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                    Ian M. Cumming
                    1470 Military Way
                    Salt Lake City, Utah  84103


               In each case, with a copy to:

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York  10153
                    Attention:  Stephen E. Jacobs, Esq.

               If to Escrow Agent, to:

                    Weil, Gotshal & Manges
                    767 Fifth Avenue
                    New York, New York 10153
                    Attention:  Stephen E. Jacobs, Esq.

     Any party may change its respective address by giving notice thereof in writing to the other parties hereto in the same manner as set forth above.

               17. This Agreement shall terminate on the date on which all Escrowed Property has been fully disbursed from the Escrow Account in accordance with Section 3(c) and Section 4 hereof.

               18. This Agreement shall be construed and enforced in accordance with the laws of the State of New York. All actions against Escrow Agent arising under or relating to this Agreement shall be brought against Escrow Agent exclusively in the appropriate court in the County of New York, State of New York. Each of the parties hereto agrees to submit to personal jurisdiction and to waive any objection as to venue in the County of New York, State of New York. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party and such party's counsel as set forth in Section 16 hereof.

               19. TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ESCROW AGENT ENTERING INTO THIS AGREEMENT.





























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               20.  This Agreement may be executed in any number of
     separate counterparts, each of which shall, collectively and separately, constitute one agreement.

               21. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

               22. The rights of Escrow Agent contained in this Agreement, including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination of the escrow contemplated hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                  LEUCADIA NATIONAL CORPORATION



                                  By: /s/ Norman P. Kiken
                                     ------------------------------------


                                   /s/ Ian M. Cumming
                                  ---------------------------------------
                                  Ian M. Cumming


                                   /s/ Weil, Gotshal & Manges
                                  -----------------------------------------
                                  Weil, Gotshal & Manges, Escrow Agent






































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                                                                    ANNEX A
                                                                    -------

                       Disbursing Instructions for Release
                          of Escrow Funds to Executive
                       ------------------------------------


     Weil, Gotshal & Manges
     767 Fifth Avenue
     New York, NY  10153
     Attn:  Stephen E. Jacobs, Esq.

               Pursuant to and in accordance with that certain ESCROW AND SECURITY AGREEMENT, dated as of December 28, 1993, by and among Leucadia National Corporation, Ian M. Cumming, and Weil, Gotshal & Manges, as Escrow Agent, you are hereby directed to disburse from the
     Escrow Account established under said Agreement $                of
                                                      ---------------
     the Escrow Amount, and to pay such disbursed amount to Ian M. Cumming.


     ________________________           ________________________
     Ian M. Cumming                     Member of Leucadia
                                        National Corporation's
                                        Compensation Committee



                                        ________________________
                                        Member of Leucadia
                                        National Corporation's
                                        Compensation Committee








































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                                                                    ANNEX B
                                                                    -------

                       Disbursing Instructions for Release
                           of Escrow Funds to Employer
                       ------------------------------------

     Weil, Gotshal & Manges
     767 Fifth Avenue
     New York, NY  10153
     Attn:  Stephen E. Jacobs, Esq.

     Pursuant to and in accordance with that certain ESCROW AND SECURITY AGREEMENT, dated as of December 28, 1993, by and among Leucadia National Corporation, Ian M. Cumming and Weil, Gotshal & Manges, as Escrow Agent, you are hereby directed to disburse from the Escrow Account established under said Agreement $___________ of the Escrow Amount and to pay such disbursed amount to Leucadia National Corporation.


     ________________________           ________________________
     Ian M. Cumming                     Member of Leucadia
                                        National Corporation's
                                        Compensation Committee



                                        ________________________
                                        Member of Leucadia
                                        National Corporation's
                                        Compensation Committee